Exhibit 99.1

New York REIT, Inc.

Forward-looking Statements:

This supplemental package includes “forward looking statements”. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the factors included in (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and (ii) in future periodic reports filed by the Company under the Securities and Exchange Act of 1934, as amended. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2013, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

(i)

New York REIT, Inc.

Company Overview

OVERVIEW

New York REIT Inc. (NYSE: NYRT) (the “Company”) is a publicly traded real estate investment trust focused on acquiring and operating commercial real estate in New York City. The Company seeks to provide its shareholders with both stable dividend income and appreciation potential. New York REIT’s focused strategy enhances its effectiveness and provides investors with a pure play investment opportunity in New York City, one of the leading cities of the world.

SNAPSHOT (June 30, 2014)

New York City Focus(1)	100%
Manhattan Focus(1)	96%
Square Feet(2)	3.1 million
Number of Buildings	23
Q2 Ending Occupancy	93.6%
Weighted Average Remaining Lease Term	9.9 years
Company Website	www.nyrt.com

Enterprise Value(3)	$2.7 billion
Combined Debt/Enterprise Value(4)	33%
Monthly Dividend per Share	$0.038
Annualized Dividend per Share	$0.46
Dividend Yield(5)	4.2%
Fully Diluted Shares and Units Outstanding	163.5 million

(1)	Based on square footage.
(2)	Includes pro-rata share of unconsolidated joint venture.
(3)	Based on the June 30, 2014 closing price of $11.06 per share and June 30, 2014 debt balances and share count.
(4)	Based on combined debt including pro-rata share of unconsolidated debt as a percentage of enterprise value.
(5)	Based on the June 30, 2014 closing price of $11.06 per share.

New York REIT, Inc.

Key Financial Metrics
(dollar amounts in thousands, except share and per share information)

Q2 2014
OPERATING RESULTS
Revenues	$35,949
NOI	30,765
Cash NOI	26,294
Adjusted EBITDA	29,652
Monthly dividends paid per share	$0.0433
Core FFO	$19,944
Core FFO per diluted share	$0.12
AFFO	$18,189
AFFO per diluted share	$0.11
Interest coverage ratio on combined debt	3.6X
Fixed charge coverage ratio on combined debt	3.5X

MARKET CAPITALIZATION
Share price(1)	$11.06
Fully diliuted common shares and units outstanding	163,452,413
Total equity market capitalization	$1,807,784
Consolidated debt	$477,482
Proportionate share of unconsolidated joint venture mortgage debt	$427,875
Combined enterprise value	$2,713,141

Q2 2014
COMMON SHARE PRICE AND DIVIDENDS
At the end of the period	$11.06
High during period	12.32
Low during period	9.51
Annualized dividend per share	0.46
Annualized dividend yield	4.2%

LEVERAGE INFORMATION
Combined basis(2)
Total debt	$905,357
Cash	(50,616)
Net debt	854,741
Net debt/adjusted EBITDA(3)	7.2X
Debt/enterprise value	33%
Weighted average interest rate	3.54%
Weighted average remaining debt term (years)	6.18

LIQUIDITY
Cash	$50,616
Undrawn financing commitments	400,000

(1)	Closing price on June 30, 2014.
(2)	Combined metrics include pro-rata share of unconsolidated joint venture debt.
(3)	Adjusted EBITDA during the second quarter annualized.

New York REIT, Inc.

Consolidated Balance Sheets
(in thousands)

	Q2 2014	Q1 2014
ASSETS
Real estate investments, at cost
Land	$425,814	$425,814
Buildings, fixtures and improvements	990,451	990,466
Acquired intangible lease assets	127,004	127,004
Total real estate investments, at cost	1,543,269	1,543,284
Less: accumulated depreciation and amortization	(81,326)	(61,958)
Total real estate investments, net	1,461,943	1,481,326
Cash	50,616	237,022
Investment in unconsolidated joint venture	228,834	229,127
Preferred equity investment	33,600	30,000
Other assets	53,375	42,588
Total assets	$1,828,368	$2,020,063
LIABILITIES AND EQUITY
Mortgage notes payable	$172,482	$172,599
Credit facility	305,000	305,000
Market lease intangibles, net	66,953	69,897
Other liabilities(1)	70,918	43,424
Total liabilities	615,353	590,920
Common stock	1,620	1,756
Additional paid-in capital	1,399,480	1,547,889
Accumulated other comprehensive loss	(1,446)	(615)
Accumulated deficit	(200,524)	(120,329)
Total stockholders’ equity	1,199,130	1,428,701
Non-controlling interests	13,885	442
Total equity	1,213,015	1,429,143
Total liabilities and equity	$1,828,368	$2,020,063

(1)	Includes estimated value of listing promote of $38.1 million.

New York REIT, Inc.

Consolidated Income Statements
(in thousands, except for share and per share information)

	Q2 2014	Q1 2014
Revenues
Rental income	$26,104	$27,171
Operating expense reimbursements and other revenue	9,845	6,421
Total revenues	35,949	33,592

Operating expenses
Property operating	14,079	14,005
Asset management fees to affiliates	2,274	—
Acquisition and transaction related	11,577	69
Asset management fee earnout(1)	11,500	—
Estimated value of listing promote(2)	38,100	—
General and administrative	876	1,345
Equity-based compensation(3)	1,882	16
Depreciation and amortization	23,463	24,254
Total operating expenses	103,751	39,689
Operating loss	(67,802)	(6,097)
Other income (expenses)
Interest expense	(4,813)	(3,939)
Income from unconsolidated joint venture	4,189	1,257
Income from preferred equity investment, investment securities and interest	677	624
Gain on derivative instruments	1	—
Total other income (expenses)	54	(2,058)
Net loss	(67,748)	(8,155)
Net (income) loss attributable to non-controlling interests	511	(1)
Net loss attributable to shareholders	$(67,237)	$(8,156)

Basic weighted average shares	168,972,601	175,068,005
Adjustments to fully diluted shares	1,376,573	616,776
Fully diluted weighted average shares	170,349,174	175,684,781

Net loss per basic diluted share attributable to shareholders	$(0.40)	$(0.05)

(1)	Represents the value of previously issued class B units, which vested upon the achievement of the performance condition upon the Listing. This is a non-cash expense.
(2)	Represents the estimated value of the listing promote at June 30, 2014 based on the closing share price of $11.06 on that day. This is a non-cash expense.
(3)	Amount in Q2 represents the portion of non-cash expense related to the outperformance plan which vests over 5 years, and other non-cash board compensation.

New York REIT, Inc.

Unconsolidated Joint Venture — Summary Balance Sheets and Income Statements
(in thousands)

	Q2 2014	Q1 2014
Unconsolidated Joint Venture Condensed Balance Sheet
Real estate assets, at cost	$697,643	$696,426
Less accumulated depreciation and amortization	(87,351)	(82,635)
Total real estate assets, net	610,292	613,791
Other assets	253,620	247,705
Total assets	$863,912	$861,496

Debt	$875,000	$875,000
Other liabilities	13,129	10,294
Total liabilities	888,129	885,294
Deficit	(24,217)	(23,798)
Total liabilities and deficit	$863,912	$861,496

Company’s basis	$228,834	$229,127
Unconsolidated Joint Venture Condensed Statement of Operations
Revenue:
Rental income	$27,739	$27,655
Other revenue	1,229	1,215
Total revenue	28,968	28,870
Operating expenses:
Operating expense	10,779	11,513
Depreciation and amortization	6,260	6,368
Total operating expenses	17,039	17,881
Operating income	11,929	10,989
Interest expense	(9,992)	(9,882)
Net income	1,937	1,107
Preferred distributions	(1,334)	(6,411)
Net loss to members	$603	$(5,304)

Company’s preferred distribution	$3,894	$3,851
Company’s share of net loss	295	(2,594)
Company’s share of income (Company’s basis)	$4,189	$1,257

Supplemental information:
Straight-line rent included in rental income above	$1,550	$1,146
Above/below market lease amortization	$—	$—

New York REIT, Inc.

Reconciliation of Net Loss to FFO and AFFO
(in thousands, except share and per share information)

	Q2 2014	Q1 2014
Net loss	$(67,748)	$(8,155)
Depreciation and amortization	23,454	24,244
Proportionate share of depreciation and amortization related to unconsolidated joint venture	3,061	3,113
Funds from operations (FFO)	(41,233)	19,202
Acquisition fees and expenses	11,577	69
Asset management fee earnout	11,500	—
Estimated value of listing promote	38,100	—
Core FFO	19,944	19,271
Plus:
Non-cash compensation expense	1,882	16
Non-cash portion of interest expense	1,424	726
Class B distributions	19	88
Minus:
Amortization of above/below market lease assets and liabilities	(2,267)	(2,454)
Mark-to-market adjustments	(1)	—
Straight-line rent	(1,446)	(2,430)
Tenant improvements – second generation	(363)	(1,203)
Leasing commissions – second generation	(245)	(13)
Building improvements – second generation	—	—
Proportionate share of adjustments related to unconsolidated joint venture	(758)	(560)
Adjusted funds from operations (AFFO)	$18,189	$13,441

Fully diluted shares	170,349,174	175,684,781

FFO per diluted share	$(0.24)	$0.11
Core FFO per diluted share	$0.12	$0.11
AFFO per diluted share	$0.11	$0.08

New York REIT, Inc.

Reconciliation of Net Loss to Adjusted EBITDA, NOI and Cash NOI
(in thousands)

	Q2 2014	Q1 2014
Combined:
Net loss	$(67,748)	$(8,155)
Acquisition and transaction related	11,577	69
Asset management fee earnout	11,500	—
Depreciation and amortization	23,463	24,254
Interest expense	4,813	3,939
Loss on derivative instruments	(1)	—
Estimated value of listing promote	38,100	—
Proportionate share of adjustments related to unconsolidated joint venture	7,948	7,946
Adjusted EBITDA	29,652	28,053

General and administrative	876	1,345
Equity-based compensation	1,882	16
Asset management fee to affiliate	2,274	—
Income from preferred equity investment, investment securities and interest income	(677)	(624)
Preferred return on unconsolidated joint venture	(3,894)	(3,851)
Proportionate share of other adjustments related to unconsolidated joint venture	652	3,135
NOI	30,765	28,074

Amortization of above/below market lease assets and liabilities	(2,267)	(2,454)
Straight-line rent	(1,446)	(2,430)
Proportionate share of adjustments related to unconsolidated joint venture	(758)	(560)
Cash NOI	$26,294	$22,630

Supplemental information:
Cash NOI – Office	$21,273	$20,813
Cash NOI – Stand-alone retail	2,763	2,574
Cash NOI – Other	2,259	(757)
	$26,294	$22,630

Note — Consolidated adjusted EBITDA for the second quarter was $17,515, reflecting a net loss of $67,748 reduced by the Company’s share of income in joint ventures of $4,189 and a loss on derivative instruments of $1, and increased by acquisition and transaction related costs of $11,577, asset management fee earnout of $11,500, depreciation and amortization of $23,463, interest expense of $4,813, and the estimated value of the listing promote of $38,100.

New York REIT, Inc.

Dividends and Payout Ratios
(dollar amounts in thousands, except per share information)

	Q2 2014	Q1 2014
Dividends paid in cash	$17,050	$11,774
Dividends reinvested	4,935	14,084
OP dividends paid	117	88
Restricted stock dividends paid	2	4
Total dividends paid	$22,104	$25,950

Weighted average fully diluted shares	170,349,174	175,684,781

Dividends per fully diluted share	$0.1298	$0.1477

Core FFO per fully diluted share	$0.12	$0.11
AFFO per fully diluted share	$0.11	$0.08

Payout ratios
Core FFO payout ratio	111%	135%
AFFO payout ratio	122%	193%

Payout ratios based on current dividend
Quarterly dividend per share(1)	$0.115	$0.115
Core FFO payout ratio	98%	105%
AFFO payout ratio	108%	150%

(1)	Current dividend payment was reduced in April 2014 from $0.605 per share to $0.46 per share on an annual basis paid monthly. This calculation is based on $0.46 per share.

New York REIT, Inc.

Debt Analysis
(dollar amounts in thousands)

	Q2 2014	Weighted Average Remaining Term (Years)	Weighted Average Rate	% of Total Debt
Consolidated mortgage debt	$172,482	3.55	3.56%	19.1%
Consolidated credit facility term debt – fixed rate	80,000	4.14	3.22%	8.8%
Consolidated credit facility term debt – floating rate	225,000	4.14	1.67%	24.8%
Total consolidated debt	477,482	3.93	2.62%	52.7%

Company’s share of unconsolidated joint venture mortgage debt	427,875	8.69	4.58%	47.3%
Combined debt	$905,357	6.18	3.54%	100.0%

Fixed rate debt (including pro-rata share of unconsolidated debt)	$680,357
Floating rate debt	$225,000

% fixed rate debt (including pro-rata share of unconsolidated debt)	75%
% floating rate debt	25%

Average fixed rate (including pro-rata share of unconsolidated debt)	4.16%
Average floating rate	1.67%

New York REIT, Inc.

Mortgage Debt Summary
(dollar amounts in thousands)

	Debt amount	Maturity	Effective interest rate
Consolidated mortgages:
229 West 36th Street	$35,000	12/27/2017	2.87%
256 West 38th Street	24,500	12/26/2017	3.12%
367-387 Bleecker Street	21,300	12/6/2015	4.34%
Interior Design Building	20,392	12/1/2021	4.38%
1100 Kings Highway	20,200	8/1/2017	3.38%
One Jackson Square	13,000	12/1/2016	3.45%
350 West 42nd Street	11,365	8/29/2017	3.42%
Duane Reade	8,400	11/1/2016	3.60%
1623 Kings Highway	7,288	11/1/2017	3.34%
416 Washington Street	4,787	12/1/2021	4.38%
Foot Locker	3,250	6/6/2016	4.57%
Regal Parking Garage	3,000	7/6/2016	4.45%
Consolidated mortgage debt	172,482		3.56%

Pro-rata share of unconsolidated joint venture mortgage debt:
One Worldwide Plaza	427,875	3/6/2023	4.58%
Combined mortgage debt	$600,357		4.29%

New York REIT, Inc.

Leverage Metrics
(dollar amounts in thousands)

	Q2 2014
	Consolidated Basis	Combined Basis
Interest coverage ratio
Interest expense(1)	$4,813	$4,813
Non-cash interest expense	(1,424)	(1,424)
Interest expense related to unconsolidated joint venture	—	4,886
Total interest	$3,389	$8,275
Adjusted EBITDA	$17,515	$29,652
Interest coverage ratio	5.2X	3.6X

Fixed charge coverage ratio
Total interest	$3,389	$8,275
Secured debt principal amortization	118	118
Total fixed charges	$3,507	$8,393
Adjusted EBITDA	$17,515	$29,652
Fixed charge coverage ratio	5.0X	3.5X

Net debt to adjusted EBITDA ratio
Company’s pro rata share of total debt	$477,482	$905,357
Less: cash and cash equivalents	(50,616)	(50,616)
Net debt	$426,866	$854,741
Adjusted EBITDA annualized(2)	$70,061	$118,608
Net debt to adjusted EBITDA ratio	6.1X	7.2X

Debt to enterprise value
Company’s pro rata share of debt	$477,482	$905,357
Equity(3)	1,807,784	1,807,784
Enterprise value(3)	$2,285,266	$2,713,141
Debt as % of enterprise value	20.9%	33.4%

Unencumbered real estate assets/total real estate assets:
Unencumbered real estate assets(4)	$1,171,939
Total real estate assets	$2,128,167
Unencumbered real estate assets/total real estate assets	55%

(1)	Excludes the company’s share of unconsolidated joint venture debt.
(2)	Adjusted EBITDA during Q2 2014 annualized (multiplied by 4).
(3)	Based on the June 30, 2014 closing price of $11.06 per share and June 30, 2014 debt balances and share count.
(4)	No mortgage encumbrance.

New York REIT, Inc.

Credit Facility and Liquidity Analysis(1)
(dollar amounts in thousands)

	Q2 2014	Q1 2014
Credit facility availability:
Credit facility commitments	$705,000	$390,000
Outstanding balance on credit facility	305,000	305,000
Undrawn credit facility commitments	$400,000	$85,000

Outstanding balance – term debt	$305,000	$80,000
Outstanding balance – revolving debt	—	225,000
Total outstanding balance	$305,000	$305,000

Liquidity:
Cash	$50,616	$237,022
Undrawn credit facility commitments	400,000	85,000

	Required	Actual – as of June 30, 2014
Credit facility covenant ratios(2):
Consolidated leverage ratio	< 60%	42%
Fixed charge coverage ratio	> 1.5X	3.7X
Tangible net worth	> $900,000	$1,280,456
Secured leverage ratio	< 60%	27.6%
Borrowing base advance rate	< 60%	44%
Debt service coverage ratio	> 1.4X	2.0X

(1)	During the second quarter, the Company increased its credit facility to $705 million with a $305 million term loan and a $400 million revolving loan.
(2)	The Company’s credit facility covenant ratios are computed in accordance with the terms of the Company’s credit facility agreement, as applicable. The methodology for these computations may differ significantly from similarly titled ratios of other companies and throughout the Company’s supplemental.

New York REIT, Inc.

Debt Maturities
(dollar amounts in thousands)

	Total	2014	2015	2016	2017	2018	Thereafter
Consolidated mortgage debt	$172,482	$239	$21,794	$28,167	$102,730	$4,573	$14,979
Proportionate share of unconsolidated joint venture mortgage debt	427,875	—	—	—	—	—	427,875
Combined mortgage debt	$600,357	$239	$21,794	$28,167	$102,730	$4,573	$442,854
Credit facility – revolving	—	—	—	—	—	—	—
Credit facility – term	305,000	—	—	—	—	305,000	—
Total credit facility	305,000	—	—	—	—	305,000	—
Total combined debt	$905,357	$239	$21,794	$28,167	$102,730	$309,573	$442,854
% Expiring	100%	0.03%	2%	3%	11%	34%	49%

Weighted average remaining term (years)	6.2
Weighted average remaining term (years) (excluding credit facility)	7.2

Debt maturing	$905,357	$239	$21,794	$28,167	$102,730	$309,573	$442,854
Weighted average interest rate expiring	3.93%	4.38%	4.35%	3.75%	3.19%	3.24%	4.57%
Debt maturing (excluding credit facility)	$600,357	$239	$21,794	$28,167	$102,730	$4,573	$442,854
Weighted average interest rate expiring	4.29%	4.38%	4.35%	3.75%	3.19%	4.37%	4.57%

New York REIT, Inc.

Square Footage Summary

As of June 30, 2014	Total	Manhattan	Brooklyn	Queens
Total square feet by property type:
Office	2,579,518	2,548,851	30,667	—
Retail(1)	257,763	190,091	57,905	9,767
Hotel	128,612	128,612	—	—
Parking	120,589	120,589	—	—
Residential	40,437	—	40,437	—
Storage	17,653	17,653	—	—
Total owned square feet (end of period)(2)	3,144,572	3,005,796	129,009	9,767

% of total square feet by property type:
Office	82%	85%	24%	0%
Retail(1)	8%	6%	45%	100%
Hotel	4%	4%	0%	0%
Parking	4%	4%	0%	0%
Residential	1%	0%	31%	0%
Storage	1%	1%	0%	0%
Total owned square feet (end of period)(2)	100%	95.6%	4.1%	0.3%

(1)	Includes 95,390 square feet of stand-alone retail and 162,373 square feet of retail associated with the Company’s office portfolio.
(2)	Excludes 15,055 square foot parking garage at 416 Washington Street, which is being operated under a management agreement with a third party.

All figures above include the Company’s proportionate share of investments in unconsolidated joint ventures.

New York REIT, Inc.

Major Tenant Summary
(dollar amounts in thousands)

Top Ten Office Tenants as a % of Total Annualized Cash Rent	Property	Total Square Feet	Annualized Cash Rent	% of Annualized Cash Rent
1 Cravath Swaine & Moore, LLP	One Worldwide Plaza	301,779	$26,805	17.6%
2 Nomura Holding America Inc.	One Worldwide Plaza	400,934	18,151	11.9%
3 Macy’s, Inc.	1440 Broadway	203,196	11,790	7.7%
4 Rentpath Inc.	1440 Broadway	170,734	11,340	7.5%
5 The Segal Company (Eastern States) Inc.	333 West 34th Street	144,307	8,345	5.5%
6 Spring Studios New York LLC	50 Varick Street	158,573	6,080	4.0%
7 Advance Magazine	1440 Broadway	72,194	4,169	2.7%
8 Metropolitan Transportation Authority (MTA)	333 West 34th Street	130,443	3,443	2.3%
9 Liz Claiborne, Inc.	1440 Broadway	67,213	3,063	2.0%
10 American Language Communication Center, Inc.	229 West 36th Street	64,283	2,838	1.9%
Total top ten office tenants		1,713,656	$96,024	63.1%

Top Ten Retail Tenants as a % of Total Annualized Cash Rent	Property	Total Square Feet	Annualized Cash Rent	% of Annualized Cash Rent
1 Sam Ash New York Megastores, LLC	333 West 34th Street	29,688	$1,407	0.9%
2 Citibank, N.A.	1440 Broadway	11,533	1,211	0.8%
3 Dodger Stage Holding Theatricals, Inc.	One Worldwide Plaza	27,841	1,146	0.8%
4 Duane Reade	Duane Reade	9,767	1,049	0.7%
5 TD Bank, N.A.	One Jackson Square	4,158	1,031	0.7%
6 Burberry Limited	367-387 Bleecker Street	4,726	986	0.6%
7 Bally Sports Clubs, Inc. (f/k/a Manhattan Sports Club, Inc.)	One Worldwide Plaza	18,582	954	0.6%
8 Early Bird Delivery Systems LLC, d/b/a Urban Express	229 W 36th Street	20,132	946	0.6%
9 The Dress Barn, Inc.	1100 Kings Highway	14,200	746	0.5%
10 JPMorgan Chase Bank, N.A.	1100 Kings Highway	6,385	737	0.5%
Total top ten retail tenants		147,012	$10,213	6.7%

New York REIT, Inc.

Tenant Industry Concentration

% of Annualized Cash Rent
Technology, Advertising, Media & Information	21%
Legal Services	18%
Retail	16%
Finance, Insurance, Real Estate	16%
Professional Services	10%
Education	4%
Other	4%
Consumer Goods	3%
Food and Beverage	3%
Government	2%
Parking	2%
Health Services	1%
100%

New York REIT, Inc.

Lease Expirations

	Total	2014	2015	2016	2017	2018	Thereafter
Combined:(1)
Leases expiring	128	8	5	12	17	12	74
Expiring Annualized Cash Rent (in thousands)(2)(3)	$150,359	$1,225	$14,205	$6,274	$7,127	$2,006	$119,522
Expiring square feet(3)	2,792,351	24,835	223,394	108,107	110,875	51,457	2,273,683
% of total square feet expiring	100.0%	1.0%	8.0%	3.9%	4.0%	1.8%	81.4%

Annualized Cash Rent per square foot(2)(3)	$53.85	$49.33	$63.59	$58.04	$64.28	$38.98	$52.57

Consolidated properties:
Leases expiring	98	3	5	8	16	9	57
Expiring Annualized Cash Rent (in thousands)(2)(3)	$95,202	$228	$14,205	$6,097	$6,165	$1,751	$66,756
Expiring square feet(3)	1,857,222	5,788	223,394	106,442	94,455	49,624	1,377,519
% of total square feet expiring	100.0%	0.3%	12.0%	5.7%	5.1%	2.7%	74.2%

Annualized Cash Rent per square foot(2)(3)	$51.26	$39.39	$63.59	$57.28	$65.27	$35.29	$48.46

Unconsolidated joint ventures:
Leases expiring	30	5	—	4	1	3	17
Expiring Annualized Cash Rent (in thousands)(2)	$55,157	$997	$—	$177	$962	$255	$52,766
Expiring square feet	935,129	19,047	—	1,665	16,420	1,833	896,164
% of total square feet expiring	100.0%	2.0%	—	0.2%	1.8%	0.2%	95.8%

Annualized Cash Rent per square foot(2)	$58.98	$52.35	$—	$106.33	$58.59	$139.10	$58.88

(1)	Combined reflects 100% of consolidated properties plus the Company’s pro rata share of unconsolidated properties.
(2)	Annualized Cash Rent represents rental obligations at the end of the current reporting period, including contractual cash base rents, and reimbursements from tenants under existing leases, excluding electric reimbursements.
(3)	Excludes 36,738 square feet of leased residential space. Total vacant square footage at June 30, 2014 was 188,889 square feet.

New York REIT, Inc.

Leasing Activity

	Q2 2014	Q1 2014
Leasing activity:
Leases executed	3	2
Total square feet leased	45,019	8,379
Company’s share of square feet leased	25,387	8,379
Initial rent	$54.65	$43.68
Weighted average lease term (years)	9.6	7.3

Replacement leases:(1)
Replacement leases executed	2	2
Square feet	6,601	8,379

Cash basis:
Initial rent	$43.33	$43.68
Prior escalated rent(2)	$39.42	$38.09
Percentage increase	10%	15%

GAAP basis:
Initial rent	$43.84	$46.94
Prior escalated rent(2)	$38.48	$42.57
Percentage increase	14%	10%

Tenant improvements on replacement leases per square foot	$14.40	$—
Leasing commissions on replacement leases per square foot	$5.89	$18.28

(1)	Replacement leases are for space that was leased during the period and also has been leased at some time during the prior twelve months.
(2)	Prior escalated rent is calculated as total annualized income less electric charges. It includes base rent and recoveries related to property taxes and operating expenses.

New York REIT, Inc.

Tenant Improvements, Leasing Commissions and Capital Expenditures
(in thousands)

	Q2 2014	Q1 2014
Capital expenditures (accrual basis):(1)
First generation tenant improvements	$—	$—
Second generation tenant improvements	363	1,203
First generation leasing commissions	366	—
Second generation leasing commissions	245	13
First generation building improvements	1,556	224
Second generation building improvements	—	—
Total tenant improvements, leasing commissions and capital expenditures	$2,530	$1,440

(1)	Combined basis.

New York REIT, Inc.

Property Table

Property	Ownership	Rentable Square Feet(1)	Percent Occupied	Annualized Cash Rent (in thousands)	Annualized Cash Rent Per Occupied SF	Number of Leases
Manhattan Office Properties – Office
Design Center	100.0%	81,082	100.0%	$3,763	$46.40	18
416 Washington Street	100.0%	1,565	100.0%	56	36.02	1
256 West 38th Street	100.0%	104,232	97.0%	3,380	33.42	12
229 West 36th Street	100.0%	128,762	100.0%	5,163	40.09	6
218 West 18th Street	100.0%	165,670	83.7%	7,491	54.02	5
50 Varick Street	100.0%	158,573	100.0%	6,080	38.34	1
333 West 34th Street	100.0%	317,040	100.0%	13,317	42.00	3
1440 Broadway	100.0%	726,344	89.2%	37,179	57.37	10
One Worldwide Plaza	48.9%	879,571	92.2%	50,463	62.20	6
Manhattan Office Properties – Office Total		2,562,839	93.1%	126,892	53.18	62

Manhattan Office Properties – Retail
256 West 38th Street	100.0%	13,890	72.4%	352	35.01	2
229 West 36th Street	100.0%	20,132	100.0%	946	46.96	1
333 West 34th Street	100.0%	29,688	100.0%	1,407	47.40	1
1440 Broadway	100.0%	29,335	90.3%	2,877	108.63	8
One Worldwide Plaza	48.9%	125,608	98.6%	4,662	37.65	20
Manhattan Office Properties – Retail Total		218,653	96.1%	10,244	48.74	32

Sub-Total/Weighted Average
Manhattan Office Properties – Office and Retail		2,781,492	93.3%	137,136	52.82	94

Manhattan Stand Alone Retail
367-387 Bleecker Street	100.0%	9,724	100.0%	2,493	256.41	5
33 West 56th Street	100.0%	12,856	100.0%	432	33.60	1
416 Washington Street	100.0%	7,436	48.5%	273	75.73	1
One Jackson Square	100.0%	8,392	100.0%	1,540	183.55	4
350 West 42nd Street	100.0%	42,774	100.0%	1,669	39.02	4
350 Bleecker Street	100.0%	14,511	100.0%	1,074	74.04	3
Sub-Total/Weighted Average
Manhattan Stand Alone Retail		95,693	96.0%	7,481	81.44	18

Outer-Borough Properties
86th Street, Brooklyn	100.0%	6,118	100.0%	472	77.17	1
163 Washington Avenue, Brooklyn	97.4%	41,612	91.1%	1,875	49.48	44
163-30 Cross Bay, Queens	100.0%	9,767	100.0%	1,049	107.39	1
1100 Kings Highway, Brooklyn	100.0%	61,318	100.0%	2,640	43.05	5
1623 Kings Highway, Brooklyn	100.0%	19,960	100.0%	1,006	50.41	3
Sub-Total/Weighted Average
Outer-Borough Properties		138,775	97.3%	7,042	52.13	54

Portfolio Total		3,015,960	93.6%	$151,659	$53.72	166

(1)	Does not include 128,612 square feet at the Viceroy Hotel, 15,055 square feet parking garage at 416 Washington Street, which is being operated under a management agreement with a third party, or antenna leases at Worldwide Plaza.

Hotel operations for the quarter consisted of the following:

Average occupancy	79.1%
Average daily rate	$346.88
REVPAR	$274.25

New York REIT, Inc.

Definitions

Definitions

This section contains an explanation of certain non-GAAP financial measures we provide in other sections of this document, as well as the reasons why management believes these measures provide useful information to investors about the Company’s financial condition or results of operations. Additional detail can be found in the Company’s most recent annual report on Form 10-K as well as other documents filed with or furnished to the SEC from time to time.

Adjusted funds from operations (AFFO)

AFFO is Core FFO, excluding certain income or expense items that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains or losses on contingent valuation rights, gains and losses on investments and early extinguishment of debt. In addition, by excluding non-cash income and expense items such as amortization of above and below market leases, amortization of deferred financing costs, straight-line rent and non-cash equity compensation from AFFO we believe we provide useful information regarding income and expense items which have no cash impact and do not provide liquidity to the company or require capital resources of the company. We exclude distributions related to Class B units and certain interest expenses related to securities that are convertible to common stock as the shares are assumed to have converted to common stock in our calculation of weighted average common shares-fully diluted. Furthermore we include certain cash inflow and outflows that are reflective of operating activities including preferred returns on joint ventures, second generation tenant improvement and leasing commissions (included in the period in which the lease commences) and recurring capital expenditures.

Although our AFFO may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to stockholders. In addition, we believe that to further understand our liquidity, AFFO should be compared with our cash flows determined in accordance with GAAP, as presented in our consolidated financial statements. AFFO does not represent cash generated from operating activities determined in accordance with GAAP, and AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of our liquidity.

Annualized Cash Rent

Cash rent at the end of the reporting period, including operating expense reimbursements, excluding electric. Real estate tax reimbursements are typically multiplied by two because they are paid semi-annually. Free rent periods are excluded from annualized cash rent.

Cash net operating income (Cash NOI)

NOI, presented on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and fair value lease revenue.

Core funds from operations (Core FFO)

Core FFO is FFO, excluding acquisition and transaction related costs as well as certain other costs that management deems to be non-recurring. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. By excluding expensed acquisition costs, management believes Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA)

EBITDA is defined as net income before interest, taxes, depreciation and amortization including our pro-rata share of investments in unconsolidated joint ventures. We believe EBITDA is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows

New York REIT, Inc.

Definitions

from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs. EBITDA is adjusted to include our pro-rata share of EBITDA from unconsolidated joint ventures and acquisition fees and expenses.

Effective interest rate

The annualized rate, on a 365-day basis, at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums and deferred financing costs. For instance, the stated interest rate in a loan agreement may be based on a 360 day year. Therefore, the effective interest rate would be the stated rate divided by 360 x 365 days in the year.

First generation building improvements

Capital expenditures on first generation space, as defined below, that are not tenant improvement or leasing commission related.

First generation space

Space that is vacant at acquisition or space that was not consistent with the Company’s operating standards.

First generation tenant improvements and leasing commissions

Tenant improvements and leasing commissions incurred on first generation space as defined above.

Funds from operations (FFO)

Pursuant to the revised definition of funds from operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate funds from operations (FFO), by adjusting net income (loss) attributable stockholders (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, impairment losses on depreciable real estate of consolidated real estate, impairment losses on investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to asset sales (land and property), impairment losses and real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO should not be considered as an alternative to net income attributable to stockholders (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income attributable to stockholders and considered in addition to cash flows determined in accordance with GAAP, as presented in our consolidated financial statements.

Net operating income (NOI)

Net operating income (NOI) is a non-GAAP financial measure equal to net income attributable to stockholders, the most directly comparable GAAP financial measure, less discontinued operations, plus corporate general and administrative expense, acquisition and transaction costs, depreciation and amortization and interest

New York REIT, Inc.

Definitions

expense, income from unconsolidated joint ventures, interest and other income and gains from investments in securities. NOI is adjusted to include our pro-rata share of NOI from unconsolidated joint ventures. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income, as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.

Replacement leases

Leases signed during the current period for space that had been previously leased at any point during the previous twelve months.

Prior escalated rent

Cash rent at expiration of the lease, including real estate tax and other operating expense reimbursements, multiplied by twelve.

Second generation capital expenditures

Represents building investments to maintain current revenues. These capital expenditures which may occur on a regular basis, may relate to repairs and maintenance that extend the useful life of an asset and are therefore capitalized. These costs are included in our calculation of AFFO.

Second generation space

Any space that is not first generation space.

Second generation tenant improvements and leasing commissions

Tenant improvements, leasing commissions, and other leasing costs incurred during leasing of second generation space.

Stated interest rate

The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums and deferred financing costs.

New York REIT, Inc.

Management/Board of Directors

Executive Management Team
Nicholas S. Schorsch	Chief Executive Officer and Chairman of the Board
Michael A. Happel	President
Gregory W. Sullivan	Chief Financial Officer and Chief Operating Officer

Board of Directors
Nicholas S. Schorsch Chief Executive Officer and Chairman of the Board	Director
William M. Kahane Chief Executive Officer RCS Capital Corp.	Director
Scott J. Bowman Chief Executive Officer Scott Bowman Associates	Independent Director
Robert H. Burns Former Chairman and Chief Executive Officer Regent International Hotels	Independent Director
William G. Stanley Managing Member Stanley Laman Securities, LLC	Independent Director

Company Information
Address:	405 Park Avenue New York, NY 10022
Phone:	212-415-6500
Website:	www.nyrt.com

NYRT
NEW YORK REIT

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